Exhibit 5.1

January 30, 2007

Allos Therapeutics, Inc.

11080 CirclePoint Road

Suite 200

Westminster, CO  80020

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the underwritten public offering by Allos Therapeutics, Inc., a Delaware corporation (the “Company”), of up to 9,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-134965) and the related Base Prospectus and Prospectus Supplement (collectively, the “Prospectus”) filed with the Securities and Exchange Commission (the “Commission”).  All of the Shares are to be sold by the Company as described in the Registration Statements and the related Prospectus and Prospectus Supplement.

In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, the Company’s certificate of incorporation and bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued against payment therefor in accordance with the Registration Statements and the related Prospectus and Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward Kronish LLP

/s/ Brent D. Fassett

Brent D. Fassett